Exhibit 10(b)


                             SECOND AMENDMENT TO
                      JACOBSON STOCK OPTION PLAN OF 1994




         WHEREAS, JACOBSON STORES INC., a Michigan corporation (the "Company"), has previously adopted the Jacobson Stock Option Plan of 1994 (the "Plan");

         WHEREAS, pursuant to Article V, Section 5 of the Plan, the Company's Board of Directors may amend the Plan; or any Options; and

         WHEREAS, the Company's Board of Directors now desires to amend the Plan and the Options.

         NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan and the Options are hereby amended as follows:

         1.       Article II, Section 3 is amended to read as follows:

                  "Section 3. Aggregate Limit. The aggregate number of shares of Common Stock which may be issued on exercise of Options shall not exceed 900,000 shares, except in the event of any adjustment pursuant to Article V, Section 3. Any shares of Common Stock subject to an Option that expires or terminates unexercised in whole or in part may be the subject to a new Option or Options. No person may be granted Options to purchase more than 600,000 shares of Common Stock in the aggregate in any fiscal year of the Company, subject to adjustment in the same manner provided in Article V, Section 3."